UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2017

TIANHE UNION HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-199967	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24FL, Unit 24196,
New York, NY, 10080

 (Address of Principal Executive Offices)

 +646-512-5859

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Xingtao Zhou and Xue He

Effective June 9, 2017, the board of directors of the Company (the “Board”) appointed Mr. Xingtao Zhou and Ms. Xue He as new members of the Board (collectively the “New Directors”).

The biographical information of the New Directors are set forth below.

Mr. Xingtao Zhou has served as the Curator in Cang Bao Ge Arts Co., Ltd since 2012. From 2009 to 2012, Mr. Zhou served as the president of Yi Hua Cultural Diffusion Co., Ltd. Mr. Zhou served as the curator of the Yin Yuan Min Su Museum from 2003 to 2009 and as the vice curator from 1999 to 2003. Mr. Zhou obtained a bachelor in International Business of Southwestern University of Finance and Economics.

Mr. Zhou does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Zhou has entered into an independent director agreement (the “Zhou Offer Letter”) with the Company, which sets his annual compensation at $36,000 per year and establishes other terms and conditions governing his service on the Company’s Board. The Zhou Offer Letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Ms. Xue He has served as the sales manager of Happiness Furniture since November 2013. From May 2012 to September 2013, Ms. He served as the administrator of MLA Technology Group. From December 2011 to April 2012, Ms. He served as the manager’s assistant of New York Life, an insurance company. Ms. He served as the sales manager from September 2009 to December 2011and as a salesperson from February 2009 to September 2009 at Rosewood Home Furnishing. Ms. He obtained dual bachelors in Accounting and Economics of Queens College in New York.

Ms. He does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. He has entered into an independent director agreement (the “He Offer Letter”) with the Company, which sets her annual compensation at $36,000 per year and establishes other terms and conditions governing her service on the Company’s Board. The He Offer Letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

Item 9.01	Financial Statements and Exhibits.

       (d) Exhibits

Exhibit No.	Description

10.1	Director Offer Letter, dated June 9, 2017, by and between the Company and Xingtao Zhou.

10.2	Director Offer Letter, dated June 9, 2017, by and between the Company and Xue He.

2

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIANHE UNION HOLDINGS LIMITED

Date: June 9, 2017	By:	/s/ Qiliang Zheng
Qiliang Zheng
President and Chief Executive Officer

3